Exhibit 10.10

IRELAND (STANDARD)

TESSERA TECHNOLOGIES, INC.

2003 EQUITY INCENTIVE PLAN

DEFERRED STOCK AWARD GRANT NOTICE AND

DEFERRED STOCK AWARD AGREEMENT

Tessera Technologies, Inc., a Delaware corporation (the “Company”), pursuant to its 2003 Equity Incentive Plan (as amended to date, the “Plan”), hereby grants to the holder listed below (“Participant”), an award of deferred stock (“Deferred Stock”) representing a right to receive a number of shares of the Company’s common stock, par value $0.001 (the “Shares”). This award for Deferred Stock (this “Award”) is subject to all of the terms and conditions as set forth herein and in the Deferred Stock Award Agreement attached hereto as Exhibit A (the “Deferred Stock Agreement”) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Deferred Stock Agreement.

Participant:

Employee ID:

Grant Date:

Vesting Commencement Date:

Total Number of Shares Represented by the Deferred Stock:

Total Purchase Price:	$ (Number of shares x $0.001)

Vesting Schedule:	Twenty-five percent (25%) of the Unreleased Shares shall be released from the Company’s Repurchase Option on the first anniversary of the Grant Date, and the remaining Unreleased Shares shall be released from the Company’s Repurchase Option on each subsequent anniversary of the Grant Date, equal to 25% of the original Grant Date thereafter, subject to Holder’s continued service as a Service Provider on each such date, so that all of the Unreleased Shares shall be released from the Company’s Repurchase Option four (4) years after the original Grant Date.

Distribution Schedule:	The Deferred Stock shall be distributable as they vest pursuant to the Vesting Schedule.

By his or her signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Deferred Stock Agreement and this Grant Notice. The Participant has reviewed the Deferred Stock Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Deferred Stock Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan, this Grant Notice or the Deferred Stock Agreement.

I have read and accepted all terms and conditions of the Plan posted on www.etrade.com. Below are instructions on how to access the Plan:

1. Log into your E*TRADE account.

2. Click on Employee Stock Plan.

3. Click on Company Info.

4. Click on Documents.

5. Click on 2003 Plan.

TESSERA TECHNOLOGIES, INC.		PARTICIPANT

By:		By:

Print Name:	Michael Anthofer	Print Name:

Title:	EVP, Chief Financial Officer	Date:

Address:	3025 Orchard Parkway

San Jose, CA 95134

Date:

EXHIBIT A

TO DEFERRED STOCK AWARD GRANT NOTICE

TESSERA TECHNOLOGIES, INC.

DEFERRED STOCK AWARD AGREEMENT

Pursuant to the Deferred Stock Award Grant Notice (the “Grant Notice”) to which this Deferred Stock Award Agreement (this “Agreement”) is attached, Tessera Technologies, Inc., a Delaware corporation (the “Company”), has granted to Participant the right to receive the number of units of Deferred Stock under the Company’s 2003 Equity Incentive Plan (as amended to date, the “Plan”) as set forth in the Grant Notice.

ARTICLE I.

GENERAL

1.1 Definitions. All capitalized terms used in this Agreement without definition shall have the meanings ascribed in the Plan and the Grant Notice.

1.2 Incorporation of Terms of Plan. The Award and this Agreement are subject to the Plan, the terms and conditions of which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.

DEFERRED STOCK AWARD

2.1 Deferred Stock Award.

(a) Award. The Company hereby grants to Participant the right to receive the number of Shares set forth in the Grant Notice, subject to all of the terms and conditions set forth in this Agreement, the Grant Notice and the Plan. Each units of Deferred Stock represents the right to receive one Share. Participant is a Service Provider. Prior to actual issuance of any Shares, the Award represents an unsecured obligation of the Company, payable only from the general assets of the Company.

(b) Vesting. The Deferred Stock shall vest in accordance with the Vesting Schedule set forth in the Grant Notice. Unless and until the Deferred Stock has vested in accordance with the vesting schedule set forth in the Grant Notice, Participant will have no right to any distribution with respect to such Deferred Stock. In the event of Participant’s Termination of Services for any reason prior to the vesting of all of the Deferred Stock, any unvested Deferred Stock will terminate automatically without any further action by the Company and be forfeited without further notice and at no cost to the Company.

(c) Distribution of Stock.

(i) Shares shall be distributed to Participant (or in the event of Participant’s death, to his or her estate) with respect to such Participant’s vested Deferred Stock granted to Participant pursuant to this Deferred Stock Agreement, subject to the terms and provisions of the Plan and this Deferred Stock Agreement, on each vesting date as the Deferred Stock vests pursuant to the Vesting Schedule set forth in the Grant Notice.

(ii) All distributions shall be made by the Company in the form of whole shares of Common Stock.

(iii) Notwithstanding the foregoing, units of Deferred Stock shall be issuable at such times and upon such events as are specified in this Agreement only to the extent issuance under such terms will not cause the Deferred Stock to be includible in the gross income of Participant under Section 409A of the Code prior to such times or the occurrence of such events, as permitted by the Code and the regulations and other guidance thereunder.

(d) Generally. Shares issued under the Award shall be issued to Participant or Participant’s beneficiaries, as the case may be, at the sole discretion of the Administrator, in either (A) uncertificated form, with the Shares recorded in the name of Participant in the books and records of the Company’s transfer agent with appropriate notations regarding the restrictions on transfer imposed pursuant to this Agreement; or (B) certificate form.

2.2 Tax Withholding; Conditions to Issuance of Certificates. Notwithstanding any other provision of this Agreement:

(a) Any tax consequences arising from the vesting or distribution of the Deferred Stock or otherwise pursuant to this Agreement shall be borne solely by the Participant (including, without limitation, the Participant’s social security and national health insurance payments, if applicable). The Company and/or its Parent or Subsidiary shall be entitled to withhold taxes (if required) according to the requirements under applicable laws, rules and regulations, including withholding taxes at source. The provisions of paragraph (b) below shall set out what will occur if the Company and/or its Parent or Subsidiary are required by applicable laws to make a deduction or withholding. Furthermore, the Participant shall agree to indemnify the Company and/or its Parent or Subsidiary and hold them harmless against and from any and all liability for any such tax or other payment or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant

(b) No Shares shall be issued or delivered to Participant or his legal representative unless and until Participant or his legal representative shall have paid to the Company the full amount of all federal, state and foreign withholding or other taxes which the Company and/or its Parent or Subsidiary are required by applicable law to account to any tax authority resulting from the vesting or distribution of the Deferred Stock or otherwise pursuant to this Agreement (which payment may be made in cash, by deduction from other compensation payable to Participant or in any form of consideration permitted by the Plan). As provided in Section 17 of the Plan, the Administrator may in its discretion and in satisfaction of the foregoing requirement allow the return or withholding of shares of Common Stock otherwise issuable pursuant to this Agreement having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Common Stock which may be returned or withheld with respect to the vesting or payment of the Award in order to satisfy the Participant’s federal, state and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state and foreign tax income and payroll tax purposes that are applicable to such supplemental taxable income.

(c) The Company shall not be required to issue or deliver any certificate or certificates for any Shares prior to the fulfillment of all of the following conditions: (A) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (B) the completion of any registration or other qualification of the Shares under any state, federal or foreign law or under rulings or regulations of the U.S. Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its sole and absolute discretion, deem necessary and advisable, (C) the obtaining of any approval or other clearance from any state, federal or foreign governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable and (D) the lapse of any such reasonable period of time following the date the Deferred Stock vests as the Administrator may from time to time establish for reasons of administrative convenience.

ARTICLE III.

OTHER PROVISIONS

3.1 Tax Representations. Participant has reviewed with Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

3.2 Deferred Stock Not Transferable. None of the Award and the rights conveyed hereunder, including the right to receive Shares upon the vesting of the Deferred Stock or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

3.3 Rights as Shareholder. Neither the Participant nor any person claiming under or through the Participant shall have any of the rights or privileges of a shareholder of the Company in respect of any Shares issuable hereunder unless and until certificates representing such Shares (which may be in uncertificated form) will have been issued and recorded on the books and records of the Company or its transfer agents or registrars, and delivered to the Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, the Participant shall have all the rights of a shareholder of the Company, including with respect to the right to vote the Shares and the right to receive any cash or share dividends or other distributions paid to or made with respect to the Shares; provided, however, that at the discretion of the Company, and prior to the delivery of Shares, Participant may be required to execute a shareholders agreement in such form as shall be determined by the Company.

3.4 Not a Contract of Employment. Notwithstanding any other provision of this Agreement or the Plan:

(a) the Plan shall not form part of any contract of employment between the Company or any subsidiary and a Participant;

(b) unless expressly so provided in his or her contract of employment, a Participant has no right or entitlement to be granted an Award or any expectation that an Award might be made to him, whether subject to any conditions or at all;

(c) the benefit to Participant of participation in the Plan (including, in particular but not by way of limitation, any Awards held by him or her) shall not form any part of his or her remuneration or count as his remuneration for any purpose and shall not be pensionable;

(d) the rights or opportunity granted to Participant on the making of an Award shall not give the Participant any rights or additional rights and if a Participant ceases to be employed by the Company or any Parent or Subsidiary, Participant shall not be entitled to compensation for the loss of any right or benefit or prospective right or benefit under the Plan (including, in particular but not by way of limitation, any Awards held by him or her which lapse by reason of his ceasing to be employed by the Company or any Parent or Subsidiary) whether by way of damages for unfair dismissal, wrongful dismissal, breach of contract or otherwise;

(e) the rights or opportunity granted to Participant on the making of an Award shall not give the Participant any rights or additional rights in respect of any pension scheme operated by the Company or any Parent or Subsidiary;

(f) Participant shall not be entitled to any compensation or damages for any loss or potential loss which he may suffer by reason of being unable to acquire or retain Shares, or any interest in Shares pursuant to an Award in consequence of the loss or termination of his office or employment with the Company or any present or past Parent or Subsidiary for any reason whatsoever (whether or not the termination is ultimately held to be wrongful or unfair); and

(g) by accepting the grant of an Award and not renouncing it, Participant is deemed to have agreed to the provisions of this Section 3.4.

3.5 Governing Law and Jurisdiction. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws. The courts of the State of California shall have jurisdiction to settle any dispute which may arise out of, or in connection with, the Plan. The jurisdiction agreement contained in this Section 3.5 is made for the benefit of the Company and its Parents and Subsidiaries only, which accordingly retains the right to bring proceedings in any other court of competent jurisdiction. By accepting the grant of an Award and not renouncing it, Participant is deemed to have agreed to submit to such jurisdiction.

3.6 Conformity to Securities Laws. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the U.S. Securities and Exchange Commission, including, without limitation, Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award is granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

3.7 Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator, provided, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely effect the Award in any material way without the prior written consent of Participant.

3.8 Notices. Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given when sent via email or upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to Participant to his or her address shown in the Company records, and to the Company at its principal executive office. Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given when sent via email or upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to Participant to his address shown in the Company records, and to the Company at its principal executive office. By a notice given pursuant to this Section 3.8, either party may hereafter designate a different address for notices to be given to that party.

3.9 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

3.10 Section 409A. This Agreement is not intended to provide for any deferral of compensation subject to Section 409A of the Code, and, accordingly, the amounts payable hereunder shall be paid no later than the later of: (i) the fifteenth (15th) day of the third month following Executive’s first taxable year in which such severance benefit is no longer subject to a substantial risk of forfeiture, and (ii) the fifteenth (15th) day of the third month following first taxable year of the Company in which such severance benefit is no longer subject to substantial risk of forfeiture, as determined in accordance with Code Section 409A and any Treasury Regulations and other guidance issued thereunder. To the extent applicable, this Agreement shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder.

3.11 Data Protection. It shall be a term and condition of this Award that Participant agrees and consents to:

(a) the collection, use and processing of his or her Personal Data (as defined below) by any member of the Company or any Parent or Subsidiary and the transfer of his or her Personal Data to any third party administrator of the Plan and any broker through whom Shares are to be sold on behalf of Participant;

(b) the Company and its Parents and Subsidiaries and the third party administrator of the Plan transferring the Participant’s Personal Data amongst themselves for the purposes of implementing, administering and managing the Plan and the grant of Awards and the acquisition of Shares pursuant to Awards;

(c) the use of Personal Data by any such person for any such purposes; and

(d) the transfer to and retention of Personal Data by third parties (including any situated outside the European Economic Area) for or in connection with such purposes.

For the purpose of this Section 3.11, “Personal Data” means Participant’s name, home address, e-mail address and telephone number, date of birth, social security number or equivalent, details of all rights to acquire Shares or other securities issued or transferred to such Participant pursuant to the Plan and any other personal information which could identify the Participant and is necessary for the administration of the Plan.